Certification

Pursuant to 18 U.S.C. §1350, the undersigned representatives of the Mellon 401(k) Retirement Savings Plan (the “Plan”), hereby certify that, to our knowledge, the Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2002 (the “Report”) fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 30, 2003	/s/ LISA B. PETERS
Name: Lisa B. Peters Title: Chairman, The Mellon Financial Corporation Corporate Benefits Committee

/s/ MICHAEL A. BRYSON
Name: Michael A. Bryson Title: Chairman, The Mellon Financial Corporation Benefits Investment Committee

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Mellon 401(k) Retirement Savings Plan and will be retained by the Mellon 401(k) Retirement Savings Plan and furnished to the Securities and Exchange Commission or its staff upon request.